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                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

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                                OMNIBUS AGREEMENT

                                     BETWEEN

                     MARTIN RESOURCE MANAGEMENT CORPORATION,

                            MARTIN MIDSTREAM GP LLC,

                         MARTIN MIDSTREAM PARTNERS L.P.

                                       AND

                        MARTIN OPERATING PARTNERSHIP L.P.



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                                OMNIBUS AGREEMENT

         THIS OMNIBUS AGREEMENT is entered into as of November 1, 2002 by and among Martin Resource Management Corporation, a Texas corporation ("MRMC"), Martin Midstream GP LLC, a Delaware limited liability company (the "General Partner"), Martin Midstream Partners L.P., a Delaware limited partnership (the "Partnership"), and Martin Operating Partnership L.P. (the "Operating Partnership"). The above-named entities are sometimes referred to in this Agreement each as a "Party" and collectively as the "Parties."

                                   RECITALS:

         WHEREAS, MRMC and its Affiliates (as defined herein) formed the Partnership, the General Partner and the Operating Partnership for the purpose of conducting of the Business (as defined below);

         WHEREAS, certain assets and services used by MRMC or its Affiliates in the conduct of the Business prior to the formation of the Partnership were not transferred to the Partnership;

         WHEREAS, the Parties desire to ensure the continued effective operation of the Business, and the Parties recognize that the continued effective operation of the Business requires that MRMC provide certain management and employee services to the Business as set forth in this Agreement;

         WHEREAS, the Parties desire to evidence their understanding, as more fully set out in this Agreement, with respect to those business opportunities that MRMC will not engage in for so long as the Partnership is an Affiliate of MRMC unless the Partnership has declined to engage in any such business opportunity for its own account and the procedures whereby such business opportunities are to be offered to the Partnership and accepted or declined;

         WHEREAS, the Operating Partnership owns a 49.5% limited partner interest in CF Martin Sulphur, L.P., a Delaware limited partnership ("CF Martin") and the Parties desire to evidence their understanding, as more fully set out in this Agreement, regarding the exercise by MRMC of its rights in relation to the management and operation of CF Martin through MRMC's ownership of 50% of C.F. Martin Sulphur, L.L.C., a Delaware limited liability company and the general partner of CF Martin (the "CF Martin GP"); and

         WHEREAS, the Parties desire to evidence other agreements and relationships, as more fully set out in this Agreement, with respect to the transfer of the Business to the Partnership and the Operating Partnership as well as the operation of the Business by the Partnership and the Operating Partnership.

         NOW THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:



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                                   ARTICLE I
                                   DEFINITIONS

         DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Omnibus Agreement, as it may be amended, modified, or supplemented from time to time in accordance with
         Section 6.8 hereof.

                  "Allocated General and Administrative Expenses" means expenses associated with general and administrative services provided by MRMC and its Subsidiaries (other than the Partnership and its Subsidiaries), including, but not limited to, certain management, engineering, accounting, finance, information technology, insurance, human resource, administration of employee benefit plans and other shared corporate services, that are allocated to the Partnership by MRMC on the same basis as these types of expenses are allocated among MRMC and its Subsidiaries (other than the Partnership and its Subsidiaries).

                  "Assets" means the "Contributed Assets" as such term is defined in the Contribution Agreement.

                  "Business" means (i) providing marine transportation, terminalling, distribution and midstream logistical services for hydrocarbon products and by-products, and (ii) manufacturing and marketing fertilizers and related sulfur-based products.

                  "CF Martin" is defined in the Recitals to this Agreement.

                  "CF Martin GP" is defined in the Recitals to this Agreement.

                  "CF Martin GP Agreement" means the Limited Liability Company Agreement of CF Martin GP, dated November 22, 2000, as amended to date.

                  "CF Martin LP Agreement" means the Agreement of Limited Partnership of C.F. Martin, dated November 22, 2000, as amended to date.

                  "Closing Date" means the date of the closing of the Partnership's initial public offering of Common Units of the Partnership.

                  "Conflicts Committee" is defined in the Partnership Agreement.



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                  "Consumer Price Index" means the "Consumer Price Index for
         Urban Wage Earners and Clerical Workers (1967 = 100)" specified for "All Item - United States" compiled by the Bureau of Labor Statistics for the United States.

                  "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "Contribution Agreement" means the Contribution, Conveyance and Assumption Agreement, dated October 31, 2002, by and among various MRMC Entities, the Partnership, the Operating Partnership, the General Partner and Martin Operating GP LLC, a Delaware limited liability company.

                  "Covered Environmental Losses" is defined in Section 3.1(a).

                  "Environmental Laws" means all federal, state, and local laws, statutes, rules, regulations, orders, and ordinances, now or hereafter in effect, relating to protection of human health and the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, and other environmental conservation and protection laws, each as amended from time to time.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "General Partner" is defined in the introduction to this Agreement.

                  "Hazardous Substance" means any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated under any Environmental Law, including, without limitation, any hazardous substance as defined under the Comprehensive Environmental Response, Compensation, and Liability Act.

                  "Indemnified Party" means the Partnership Entities or the MRMC Entities, as the case may be, in their capacity as the parties entitled to indemnification in accordance with Article III.

                  "Indemnifying Party" means either the Partnership Entities or the MRMC Entities, as the case may be, in its capacity as the parties from whom indemnification may be sought in accordance with Article III.

                  "Indirect Expenses Limit" is defined in Section 4.2(a).

                  "J.V. Management Rights" is defined in Section 6.2.


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                  "Losses" means any losses, damages, liabilities, claims,
         demands, causes of action, judgments, settlements, fines, penalties, costs, and expenses (including, without limitation, court costs and reasonable attorney's and expert's fees) of any and every kind or character.

                  "Martin Manager" is defined in the CF Martin GP Agreement.

                  "MRMC" is defined in the introduction to this Agreement.

                  "MRMC Entities" means MRMC and each of its Subsidiaries (other than the General Partner, the Partnership and any Subsidiary of the Partnership).

                  "Names and Marks" means the tradenames and logos attached hereto on Schedule 1.

                  "Offer" is defined in Section 2.3(b).

                  "Partnership" is defined in the introduction to this Agreement.

                  "Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of the Martin Midstream Partners L.P., dated as of, and in the form on, the Closing Date. No amendment or modification to the Partnership Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to by each of the Parties to this Agreement.

                  "Partnership Entities" means the Partnership, the General Partner, and each Subsidiary of the Partnership.

                  "Party" and "Parties" is defined in the introduction to this Agreement.

                  "Pass-Through Environmental Losses" is defined in Section 3.1(b).

                  "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

                  "Restricted Portion" is defined in Section 2.2(c)(iv).

                  "Retained Assets" means, collectively, (i) any assets and investments owned by any of the MRMC Group that were not conveyed, contributed or otherwise transferred to any of the Partnership Entities prior to or on the Closing Date, and (ii) the "Retained Assets" as such term is defined in the Contribution Agreement.

                  "Services" is defined in Section 4.1.




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                  "Subject Assets" is defined in Section 2.2(c).

                  "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the Voting Power is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof,
         (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

                  "Venture Interest" is defined in the CF Martin LP Agreement.

                  "Voting Stock" means securities of any class of a Person entitling the holders thereof to vote on a regular basis in the election of members of the board of directors or other governing body of such Person.

                                   ARTICLE II
                             BUSINESS OPPORTUNITIES

         2.1 RESTRICTED ACTIVITIES. For so long as MRMC controls the General Partner, or any subsequent general partner of the Partnership and except as permitted by Section 2.2, MRMC shall be prohibited from engaging in, directly or indirectly through an Affiliate, whether by acquisition, construction or otherwise, the Business.

         2.2 PERMITTED EXCEPTIONS. Notwithstanding any provision of Section 2.1 to the contrary, MRMC and its Affiliates may engage in the following activities under the following circumstances:

                  (a) The ownership and/or operation of any of the Retained Assets (including replacements of and modifications or additions to the Retained Assets) and the conduct of the businesses operated by MRMC and its Affiliates on the Closing Date that were not transferred to the Partnership Entities and that are described on Schedule 2.2(a);

                  (b) The operation on behalf of a member of any Partnership Entity of any asset or group of assets owned by any Partnership Entity;

                  (c) The ownership and/or operation of any asset or group of related assets used in a Business that are acquired or constructed by MRMC or any of its Affiliates (other than any of the Partnership Entities) after the date of this Agreement (the "Subject Assets") if:




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                  (i) the fair market value of the Subject Assets (as determined in good faith by the Board of Directors of MRMC) is less than $5.0 million at the time of such acquisition by any of the MRMC Entities or completion of construction, as the case may be;

                  (ii) in the case of an acquisition of Subject Assets with a fair market value (as determined in good faith by the Board of Directors of MRMC) equal to or greater than $5.0 million at the time of such acquisition by MRMC, the Partnership has been offered the opportunity to purchase the Subject Assets within 90 days of such acquisition in accordance with Section 2.3(b) and the Partnership (with the concurrence of the Conflicts Committee) has elected not to purchase the Subject Assets;

                  (iii) in the case of the construction of Subject Assets with a fair market value (as determined in good faith by the Board of Directors of MRMC) equal to or greater than $5.0 million at the time of completion of construction, the Partnership has been offered the opportunity to purchase the Subject Assets in accordance with Section 2.3(b) and the Partnership (with the concurrence of the Conflicts Committee) has elected not to purchase the Subject Assets; or

                  (iv) in case of the acquisition or construction of any Subject Assets, a portion of which participate in a Business (the "Restricted Portion"), where the Restricted Portion has a fair market value (as determined in good faith by the Board of Directors of MRMC) that is (i) greater than $5.0 million and (ii) less than 20% of the aggregate value of the business or assets acquired or constructed (as determined in good faith by the Board of Directors of MRMC), the Partnership is offered the opportunity to purchase the Subject Assets related to the Restricted Portion in accordance with Section 2.3(b) and the Partnership (with the concurrence of the Conflicts Committee) has elected not to purchase such Subject Assets.

         2.3 PROCEDURES.

             (a) If any of the MRMC Entities becomes aware of an opportunity to purchase Subject Assets described in Section 2.2(c)(ii), then as soon as practicable, MRMC shall notify the General Partner of such opportunity and deliver to the General Partner all information prepared by or on behalf of MRMC relating to such potential purchase. As soon as practicable but in any event within 30 days after receipt of such notification and information, the General Partner, on behalf of the Partnership, shall notify MRMC that either (i) the General Partner, on behalf of the Partnership, has elected, with the approval of the Conflicts Committee, not to cause any of the Partnership Entities to pursue the opportunity to acquire such Subject Assets, or (ii) the General Partner, on behalf of the Partnership, has elected to cause any of the Partnership Entities to pursue the opportunity to acquire such Subject Assets. If, at any time, the General Partner abandons such opportunity with the approval of the Conflicts Committee (as evidenced in writing by the General Partner following the request of MRMC), MRMC may pursue such opportunity. Any Subject Assets that are permitted to be purchased by MRMC pursuant to this Section 2.3(a) must be so purchased (i) within 12 months of the time MRMC becomes able to pursue such opportunity in accordance with the provisions of this Section 2.3(a) and (ii) on terms



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not materially more favorable to MRMC than were offered to the Partnership. If either of these conditions are not satisfied, the opportunity must be reoffered to the Partnership in accordance with this Section 2.3(a).

             (b) If any MRMC Entity constructs or acquires Subject Assets as described in Section 2.2(c)(iii) and (iv), then not later than 90 days after the consummation of the completion of construction or acquisition by any MRMC Entity of the Subject Assets, as the case may be, MRMC shall notify the General Partner in writing of such construction or acquisition and offer the Partnership Entities the opportunity to purchase the Subject Assets or, in the case of Subject Assets described in Section 2.2(c)(iv), the Subject Assets related to the Restricted Portion, in each case for their fair market value in accordance with this Section 2.3 (the "Offer"). The Offer shall set forth MRMC's proposed terms relating to the construction or purchase of such Subject Assets by any of the Partnership Entities. MRMC will provide all information concerning the business, operations and finances of such Subject Assets as may be reasonably requested by the General Partner. As soon as practicable, but in any event within 60 days after receipt of such written notification, the General Partner shall notify MRMC in writing that either (i) the General Partner has elected, with the approval of the Conflicts Committee, not to cause any of the Partnership Entities to purchase such Subject Assets, in which event MRMC shall be forever free to continue to own or operate such Subject Assets; provided, however, that any future acquisitions or opportunities related to such particular Subject Assets (except for expansions of existing facilities and except as provided in Section 2.2(c)(i)) shall be subject to the procedures set forth in this Section 2.3, or (ii) the General Partner has elected to cause any of the Partnership Entities to purchase such Subject Assets, in which event the procedures outlined in this Section 2.3 shall apply.

             (c) After the receipt of such Offer by the General Partner, MRMC and the General Partner shall negotiate in good faith the terms on which such Subject Assets will be sold to a Partnership Entity. If MRMC and the General Partner (with the concurrence of the Conflicts Committee) are able to agree on the fair market value of the Subject Assets that are subject to the Offer and the other terms of the Offer within 60 days after receipt by the General Partner of the Offer, one or more of the Partnership Entities shall purchase such Subject Assets for the agreed upon fair market value as soon as commercially practicable after such agreement has been reached.

             (d) If MRMC and the General Partner are unable to agree on the fair market value of the Subject Assets that are subject to the Offer or the other terms of the Offer within 60 days after receipt by the General Partner of the Offer, MRMC and the General Partner will engage a mutually agreed upon, nationally recognized investment banking firm to determine the fair market value of such Subject Assets. Such investment banking firm will determine the fair market value of such Subject Assets within 30 days of its engagement and furnish MRMC and the General Partner its determination. The fees and expenses of the investment banking firm will be split equally between MRMC and the Partnership Entities. Once the investment banking firm has submitted its determination of the fair market value of the Subject Assets, the General Partner will have the right, but not the obligation, subject to the approval of the Conflicts Committee, to cause one or more of the Partnership Entities to purchase such Subject Assets pursuant to the Offer as modified by the determination of the investment banking firm. If the General Partner elects to cause one or more of the Partnership Entities to purchase such Subject



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Assets, then such Partnership Entities shall purchase such Subject Assets pursuant to the Offer as modified by the determination of the investment banking firm as soon as commercially practicable after such determination. If the General Partner elects not to cause any of the Partnership Entities to purchase such Subject Assets, MRMC shall be forever free to continue to own or operate such Subject Assets; provided, however, that any future acquisitions or opportunities related to such Subject Assets (except for expansions of existing facilities and except as provided in Section 2.2(c)(i)) shall be subject to the procedures set forth in this Section 2.3.

         2.4 SCOPE OF PROHIBITION. Except as provided in this Article II and the Partnership Agreement, each of MRMC and its Affiliates shall be free to engage in any business activity whatsoever, including those that may be in direct competition with any Partnership Entity.

         2.5 ENFORCEMENT. MRMC agrees and acknowledges that the Partnership Entities do not have an adequate remedy at law for the breach by MRMC of the covenants and agreements set forth in this Article II, and that any breach by MRMC of the covenants and agreements set forth in Article II would result in irreparable injury to the Partnership Entities. MRMC further agree and acknowledge that any member of the Partnership Entities may, in addition to the other remedies which may be available to the Partnership Entities, file a suit in equity to enjoin MRMC from such breach, and consent to the issuance of injunctive relief under this Agreement.

                                  ARTICLE III
                                 INDEMNIFICATION

         3.1 ENVIRONMENTAL INDEMNIFICATION.

             (a) Subject to the limitations contained in this Section 3.1(a), MRMC shall indemnify, defend and hold harmless each of the Partnership Entities from and against environmental and toxic tort Losses suffered or incurred by any of the Partnership Entities by reason of or arising out of:

                  (i) any violation or correction of violation of Environmental Laws associated with the Assets or the Retained Assets, or

                  (ii) any event or condition associated with the ownership or operation of the Assets or the Retained Assets (including, without limitation, the presence of Hazardous Substances on, under, about or migrating to or from the Assets or the Retained Assets or the disposal or release of Hazardous Substances generated by operation of the Assets or the Retained Assets at non-Asset locations) including, without limitation, (A) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation, or other corrective action required or necessary under Environmental Laws, (B) the cost or expense of the preparation and implementation of any closure, remedial, corrective action, or other plans required or necessary under Environmental Laws, and (C) the cost and expense for any environmental or toxic tort pre-trial, trial, or appellate legal or litigation support work;




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but only to the extent that such violation complained of under Section 3.1(a)(i)
or such events or conditions included under Section 3.1(a)(ii) occurred before the Closing Date and only to the extent that a written notice of such violation, event or condition is given to MRMC by the Partnership within five years following the Closing Date (collectively, "Covered Environmental Losses"). In no event shall the aggregate liability of MRMC pursuant to this Section 3.1(a) exceed $7,500,000.

             (b) MRMC shall indemnify, defend and hold harmless any of the Partnership Entities from and against any Losses suffered or incurred by any of the Partnership Entities to the extent that MRMC is entitled to and receives indemnification, is defended or held harmless against any such Losses from any third-party pursuant to any agreement between any third-party and MRMC (collectively, "Pass-Through Environmental Losses"). In furtherance of such agreement, MRMC agrees to use its best commercially reasonable efforts to pursue, for the benefit of the Partnership Entities, any such indemnification with respect to which it might be entitled if requested by the Partnership; provided that, the Partnership shall reimburse MRMC for all costs and expenses incurred in connection with pursuing such indemnity on behalf of the Partnership.

             (c) The Partnership shall indemnify, defend and hold harmless MRMC from and against Losses suffered or incurred by any of the MRMC Entities by reason of or arising out of:

                  (i) any violation or correction of violation of Environmental Laws associated with the Assets, or

                  (ii) any event or condition associated with ownership or operation of the Assets (including, but not limited to, the presence of Hazardous Substances on, under, about or migrating to or from the Assets or the disposal or release of Hazardous Substances generated by operation of the Assets at non-Asset locations) including, without limitation, (A) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation, or other corrective action required or necessary under Environmental Laws, (B) the cost or expense of the preparation and implementation of any closure, remedial, corrective action, or other plans required or necessary under Environmental Laws, and (C) the cost and expense for any environmental or toxic tort pre-trial, trial, or appellate legal or litigation support work;

and regardless of whether such violation complained of under Section 3.1(c)(i) or such events or conditions included under Section 3.1(c)(ii) occurred before or after the Closing Date, except to the extent that any of the foregoing are Covered Environmental Losses or Pass-Through Environmental Losses for which the Partnership Entities are entitled to indemnification from MRMC under this
Article III.

         3.2 Additional Indemnification

             (a) In addition to and not in limitation of the indemnification provided under Sections 3.1(a), 3.1(b) and 5.5, MRMC shall indemnify, defend, and hold harmless the




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Partnership Entities from and against any Losses suffered or incurred by the
Partnership Entities by reason of or arising out of:

                  (i) any events and conditions associated with the ownership or operation of the Retained Assets, whether occurring before or after the Closing Date,

                  (ii) the failure of the Partnership Entities to be the owner of such valid leasehold interests or fee ownership interests in and to the Assets as are necessary to enable the Partnership Entities to continue to own and operate the Assets and the Business in the same manner that the Assets and the Business were owned and operated by the MRMC Entities during the one-year period immediately prior to the Closing date to the extent that MRMC is notified of any of the foregoing within four years after the Closing Date,

                  (iii) the failure of the Partnership Entities to have any consent or permit necessary to allow the Partnership Entities to own or operate the Assets and the Business in the same manner that the Assets and the Business were owned and operated by the MRMC Entities during the one-year period immediately prior to the Closing date to the extent that MRMC is notified of any of the foregoing within three years after the Closing Date,

                  (iv) the currently pending legal actions against MRMC set forth on Schedule 3.2 hereto, and

                  (v) all federal, state and local income tax liabilities attributable to the operation of the Assets prior to the Closing Date, including any such income tax liabilities of MRMC that may result from the consummation of the transactions contemplated by the Contribution Agreement.

             (b) In addition to and not in limitation of the indemnification provided under Sections 3.1(c) and 5.5, or under the Partnership Agreement, the Partnership shall indemnify, defend, and hold harmless the MRMC Entities from and against any Losses suffered or incurred by any of the MRMC Entities by reason of or arising out of events and conditions associated with:

                  (i) the operation of the Assets and the Business, and

                  (ii) the performance of the Services by MRMC and/or its employees pursuant to this Agreement (provided that MRMC is not in breach of this Agreement),

in each case occurring on or after the Closing Date (other than Covered Environmental Losses which are provided for under Section 3.1), unless in any such case such indemnification would not be permitted under Section 7.7 of the Partnership Agreement.

         3.3 INDEMNIFICATION PROCEDURES.

             (a) The Indemnified Party agrees that within a reasonable period of time after it becomes aware of facts giving rise to a claim for indemnification under this Article III, it will




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provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such claim.

             (b) The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this Article III, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided however, that no such settlement shall be entered into without the consent of the Indemnified Party unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be.

             (c) The Indemnified Party agrees to cooperate fully with the Indemnifying Party, with respect to all aspects of the defense of any claims covered by the indemnification under this Article III, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; provided however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article III; provided however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party reasonably informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

             (d) In determining the amount of any Losses for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized or to be realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Indemnified Party as a result of such claim and (ii) all amounts recovered or recoverable by the Indemnified Party under contractual indemnities from third parties.

                                   ARTICLE IV
                     SERVICES AND RELATED PARTY TRANSACTIONS

         4.1 SERVICES. During the term of this Agreement, MRMC agrees to provide (either directly or through its Subsidiaries) on behalf of the General Partner in accordance with Article VII of the Partnership Agreement, the employees or independent contractors, corporate staff, support services and administrative services necessary to operate the Business (the "Services"). MRMC shall perform the Services in a manner that is substantially identical in nature and quality to the services performed by MRMC for the Business during the one-year period immediately




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prior to the Closing Date. The General Partner and the Partnership agree that
MRMC shall be reimbursed for all costs and expenses incurred in connection with the performance of the Services as if it were the General Partner in accordance with Section 7.4(b) and 7.6(c) of the Partnership Agreement, subject to the limitations set forth in Section 4.2 of this Agreement.

         4.2 GENERAL AND ADMINISTRATIVE REIMBURSEMENT.

             (a) Except as provided in Section 4.2(b) below, the amount for which MRMC shall be entitled to reimbursement from the Partnership pursuant to the last sentence of Section 4.1 for Allocated General and Administrative Expenses shall not exceed $1.0 million in the aggregate in the first year following the date of this Agreement (the "Indirect Expenses Limit). Thereafter, the Indirect Expenses Limit shall be increased annually by no more than the percentage increase in the Consumer Price Index for the applicable year. Additionally, MRMC and the General Partner may agree, with the consent of the Conflicts Committee, to further increases to the Indirect Expenses Limit in order to account for adjustments in the nature of the Services as the result of acquisitions by the Partnership or other expansions of the Business.

             (b) Notwithstanding Section 4.2(a), the Indirect Expenses Limit will not apply to (i) the cost of any third party legal, accounting or advisory services received, or the direct expenses of MRMC incurred in connection with acquisition or business development opportunities evaluated on behalf of the Partnership; or (ii) expenses directly attributable to the operation of the Partnership, its assets or the Business.

         4.3 DESIGNATION OF AGENTS. In connection with the provision of the Services by the employees of MRMC, the General Partner, on behalf of the Partnership, hereby appoints and empowers MRMC and each current and future employee of MRMC who is fulfilling a job function for the Partnership in connection with the conduct by the Partnership of its business in the ordinary course, as agent of the Partnership with full power and authority to execute and deliver on behalf of the Partnership, any documents, contracts, governmental filings or other instruments commensurate with, but limited to, such job function. The power and authority granted pursuant to this Section 4.3 to a person described in the preceding sentence will be valid only for so long as such person is employed by MRMC.

         4.4 RIGHT TO OPERATE. MRMC shall have the right, but not the obligation, to act as operator of the Partnership's facilities to the same extent it acted as operator of such facilities prior to the effective date of this Agreement for so long as MRMC has responsibilities associated with such facilities.

         4.5 RELATED PARTY TRANSACTIONS. Each of MRMC, the General Partner, the Partnership and the Operating Partnership agree that the execution or material amendment of any "significant Martin agreement" (as such term is defined below) must be approved by the Conflicts Committee. The term "significant Martin agreement" means any agreement between the General Partner, the Partnership or the Operating Partnership, on the one hand, and any Martin Entity, on the other hand, that requires aggregate annual payments to or from any Martin Entity or Martin Entities in excess of the Indirect Expense Limit.





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                                   ARTICLE V
                           USE OF THE NAMES AND MARKS

         5.1 GRANT OF LICENSE. MRMC hereby grants to the Partnership and the Partnership hereby accepts, a nontransferable, nonexclusive royalty-free right and license to use the Names and Marks in connection with the Business during the term of this Agreement.

         5.2 USE. All use of and reference to the Names and Marks by the Partnership shall be generally approved by MRMC prior to such use or reference, and all such use and reference shall conform with such instructions and quality standards as MRMC from time to time may issue. MRMC shall have 30 days from the submission of approval to approve or disapprove of the use or reference. Failure on the part of MRMC to act within such 30-day period shall be deemed to constitute approval. In no event shall use of or reference to the Names and Marks be inconsistent in form or content with the sole ownership of the Names and Marks by MRMC. All use of the Names and Marks by the Partnership, its agents, servants, employees and vendees, shall inure solely to the benefit of MRMC. MRMC shall have the right to make reasonable inspection of the Partnership's services rendered in connection with the Names and Marks to protect the goodwill of MRMC associated with the Names and Marks.

         5.3 VARIATIONS. The Partnership shall not adopt and commence using any variations of the Names and Marks, or any other names and marks confusingly similar thereto, without the prior approval of MRMC. MRMC shall have 30 days from the submission of approval to approve or disapprove of the variation. Failure on the part of MRMC to act within such 30-day period shall be deemed to constitute approval.

         5.4 NONTRANSFERABLE. The license granted to the Partnership to use the Names and Marks is not assignable or transferable, and it shall not inure to the benefit of any other Person, including, without limitation, a trustee in bankruptcy or any other successor to the Partnership, whether by operation of law or otherwise; provided, however, that the Partnership shall be entitled to sublicense the Names and Marks to any of its Subsidiaries.

         5.5 INDEMNITY. The Partnership agrees to be solely responsible for and to defend and indemnify MRMC from and against any and all claims, demands and causes of action, and all Losses sustained in connection therewith, arising out of, resulting from or related to the use of the Names and Marks in the Business, even if such claim, demand or cause of action is based on the sole, partial or concurrent negligence of MRMC, except that MRMC shall defend and indemnify the Partnership from and against all claims, demands or causes of action for trademark infringement arising from the use of the Names and Marks by the Partnership. If requested by MRMC, the Partnership shall retain counsel reasonably satisfactory to MRMC to represent MRMC, and the Partnership shall pay the fees and expenses of such counsel relating to such claim, demand, or cause of action. MRMC shall be consulted with respect to all matters concerning such claim, demand, or cause of action, and settlement of such claim, demand, or cause of action shall not be made without the prior written approval of MRMC.

         5.6 DISCLAIMER OF WARRANTIES. MRMC DISCLAIMS ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE LICENSE IN THIS ARTICLE V, OR ANY PART



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THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT,
MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER THE PARTY KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE OR BY COURSE OF DEALING.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 INSURANCE MATTERS. MRMC hereby agrees to cause each of the Partnership Entities to be named as additional insureds in MRMC's current insurance program, which is described on Schedule 6.1 attached hereto. Each of the Partnership Entities shall pay for its allocated cost of that insurance coverage in an amount equal to MRMC's cost of insuring the assets and operations of Partnership Entity and generally in accordance with the allocations and methodology described in Schedule 6.1.

         6.2 MANAGEMENT OF CF MARTIN.

             (a) Except as set forth below and to the extent allowed by applicable law, MRMC agrees that it will, and (when applicable) it will use commercially reasonable efforts to cause each of the MRMC Entities and each Martin Manager to, exercise its J.V. Management Rights (as such term is defined below) in a manner that it reasonably believes is in the best interests of the Partnership. For purposes of this Agreement, the term "J.V. Management Rights" shall mean the exercise by each of the Martin Entities or any Martin Manager of any voting right or consent right granted by the CF Martin GP Agreement and the CF Martin LP Agreement, including but not limited to, the exercise of rights contained in Section 4.3 of the CF Martin LP Agreement (relating to distributions by CF Martin) and Article X of the CF Martin LP Agreement (relating to transfers). Notwithstanding anything to the contrary in this Agreement, no Martin Manager shall be required to act in any manner that he or she reasonably believes would (i) violate law, or (ii) constitute a breach of a fiduciary or similar duty that such Martin Manager owes to CF Martin GP or CF Martin, or any of its members or partners, respectively.

             (b) MRMC agrees to promptly provide the Partnership with a copy of any notice it receives as a result of Article X of the CF Martin LP Agreement.

             (c) Except as provided for in this Section 6.2(c), MRMC agrees that no member of the MRMC Group will either sell its Venture Interest, nor purchase the Venture Interest of a third party, pursuant to Sections 10.1, 10.2, 10.5,
10.6 or 10.7 of the CF Martin LP Agreement without the written consent of the Partnership. In addition, MRMC agrees that it will exercise its rights contained in Section 10.2, 10.5, 10.6 or 10.7 of the CF Martin LP Agreement only as directed by the Partnership. As between the MRMC Group and the Partnership, in the event MRMC and the Partnership agree to purchase the Venture Interest of a third party, the purchase price for and ownership of such Venture Interest shall be allocated between the MRMC Group and the Partnership in accordance with their respective ownership percentages in CF Martin and MRMC shall pay, or cause the applicable MRMC Entity to pay, its proportionate share of the purchase price of the Venture Interest to be purchased by MRMC or such MRMC




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Entity. Notwithstanding the foregoing, in no event will MRMC or any MRMC Entity be prohibited by this Agreement from selling its Venture Interest when required to do so by the terms of the CF Martin LP Agreement or the CF Martin GP Agreement.

             (d) MRMC agrees that it will not, and it will cause each of the MRMC Entities to not, vote in favor of or otherwise consent to any amendment of the CF Martin LP Agreement without the prior written consent of the Partnership.

         6.3 CHOICE OF LAW; SUBMISSION TO JURISDICTION. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in Dallas County, Texas.

         6.4 NOTICE. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such Person. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party's signature to this Agreement, or at such other address as such Party may stipulate to the other parties in the manner provided in this Section 6.4.

         6.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

         6.6 TERMINATION. This Agreement, other than the provisions of Article III, shall terminate if (i) the General Partner or any successor general partner of the Partnership is not an Affiliate of MRMC or (ii) the Partnership Entities no longer own and/or operate all or substantially all of the Assets or the Business. Termination of this Agreement shall not terminate any Indemnifying Party's continuing obligation of indemnification pursuant to Article III of this Agreement which obligations shall survive as provided in Article III. In the event of termination of this Agreement, the license granted by Article V hereof shall automatically cease. As promptly as practicable (but in no event more than 180 days) following the termination of this Agreement, the Partnership shall cease all use of the Names and Marks and any and all other names and marks confusingly similar thereto. Termination of the license granted by Article V hereof shall not terminate the Partnership's continuing obligation of indemnification under Section 5.5 hereof. Upon termination of this Agreement, MRMC shall have the right, but not the obligation, to continue as operator of the Partnership's facilities to the same extent it acted as operator of such facilities on behalf of the Partnership prior to the termination of this Agreement for so long as MRMC has responsibilities associated with such facilities, or the operation thereof.



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         6.7 EFFECT OF WAIVER OR CONSENT. No waiver or consent, express or implied, by any Party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

         6.8 AMENDMENT OR MODIFICATION. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto; provided however, that the Partnership may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement. Each such instrument shall be reduced to writing and shall be designated on its face an "Amendment" or an "Addendum" to this Agreement.

         6.9 ASSIGNMENT. No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto.

         6.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

         6.11 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         6.12 FURTHER ASSURANCES. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

         6.13 LAWS AND REGULATIONS. Notwithstanding any provision of this Agreement to the contrary, no Party this Agreement shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

         6.14 NEGOTIATION OF RIGHTS OF LIMITED PARTNERS, ASSIGNEES, AND THIRD PARTIES. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no limited partner, member, assignee or other Person of the Partnership or General Partner shall have the right, separate and apart from the Partnership or the General Partner, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.


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         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on, and effective as of, the date first written above.

                            MARTIN MIDSTREAM PARTNERS, L.P.

                            By: MARTIN MIDSTREAM GP L.L.C.,
                                On behalf of itself and on behalf of Partnership
                                    as its General Partner


                                    By:  /s/ Ruben S. Martin, III
                                         Ruben S. Martin, III
                                          President


                            MARTIN OPERATING PARTNERSHIP L.P.

                            By: Martin Operating GP LLC,
                                   its general partner;

                                 By: Martin Resource LLC,
                                        its sole member;

                                     By: Martin Resource Management
                                            Corporation,
                                            its sole member;


                                         By:   /s/ Ruben S. Martin, III
                                              Ruben S. Martin, III
                                               President



                            MARTIN RESOURCE MANAGEMENT
                              CORPORATION


                                    By: /s/ Ruben S. Martin, III
                                         Ruben S. Martin, III
                                          President




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                                   SCHEDULE 1

                              TRADENAMES AND LOGOS


                                    Attached



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                                 SCHEDULE 2.2(a)

                               RETAINED BUSINESSES

         The operations, assets and activities related to the businesses and operations related to the business activities described on page 87 of the Martin Midstream Partners, L.P. Prospectus, dated October 31, 2002.




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                                  SCHEDULE 3.2

                                   LITIGATION

         All pending legal actions existing as of the Closing Date.







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                                  SCHEDULE 6.1

                                INSURANCE PROGRAM

                                    Attached





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